Exhibit 1

Harley-Davidson Media Statement

April 24, 2025

H Partners has had a voice inside the Harley-Davidson Boardroom through one of its executives sitting on the board for the past three years. That executive, until recently, supported the current CEO and voted in favor of all current Directors standing for re-election. After H Partners' preferred CEO candidate failed to earn Board support, rather than engage constructively with the Board, H Partners disclosed Board confidential information and resorted to a misleading campaign that we believe is destructive to the interests of all shareholders. It also shows that H Partners cannot be trusted to appoint effective directors accountable to all shareholders.

Our Board's comprehensive and well-defined CEO search process has been underway for months – we are committed to finding a leader who combines the right experience, skills, vision and an understanding of Harley-Davidson’s brand and culture, to work with the Board and guide the Company through its continued transformation and next phase of growth.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this communication that do not relate to matters of historical or current fact should be considered forward-looking statements, including without limitation statements regarding expectations regarding future results of operations and financial position of Harley-Davidson, Inc. (“Harley-Davidson” or the “Company”) and the Company’s CEO search process. These forward-looking statements are based on information available to the Company as of the time the statements are made as well as the Company’s current expectations, assumptions, estimates and projections and are subject to certain risks and uncertainties that are likely to cause actual results to differ materially, unfavorably or favorably, from those anticipated. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “anticipates,” “expects,” “plans,” “projects,” “may,” “will,” “estimates,” “targets,” “intends,” “forecasts,” “seeks,” “sees,” “should,” “feels,” “commits,” “assumes,” “envisions,” or, in each case, their negative or other variations or comparable terminology, or words of similar meaning. Certain of such risks and uncertainties are described below, and others are listed in Part I, Item 1A. Risk Factors and in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2025, and in the Company’s other subsequent reports filed with the SEC, including, among others, Quarterly Reports on Form 10-Q. Shareholders, potential investors, and other readers should consider these factors in evaluating, and should not place undue reliance on, the forward-looking statements. Such forward-looking statements speak only as of the date they are first made through this communication, and the Company disclaims any obligation to publicly update or revise any forward-looking statements after such time, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Factors that may impact such forward-looking statements include, but are not limited to, risks and uncertainties regarding the Company’s ability to execute its business plans and strategies, including without limitation the Hardwire strategic plan; manage supply chain and logistics issues; manage the impact, and predict potential further impacts, of new, reinstated or adjusted tariffs on the Company; accurately analyze, predict and react to changing market conditions, interest rates, and geopolitical environments, and successfully adjust to shifting global consumer needs and interests; maintain and enhance the value of the Harley-Davidson brand; manage through changes in general economic and business conditions; develop and successfully introduce products, services and experiences; realize the expected business benefits from LiveWire operating as a separate business of the Company; and retain and attract talented employees and leadership; and uncertainties regarding actions that have been taken and may in the future be taken by H Partners Management, LLC in furtherance of its campaign relating to the Company’s 2025 annual meeting of shareholders and potential costs and management distraction attendant thereto.

Additional Information Regarding the 2025 Annual Meeting of Shareholders and Where to Find It

Harley-Davidson has filed its definitive proxy statement, containing a form of WHITE proxy card, and a proxy statement supplement, with the SEC with respect to its solicitation of proxies for the 2025 annual meeting of shareholders.

INVESTORS AND SHAREHOLDERS ARE STRONGLY URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (AS SUPPLEMENTED AND INCLUDING ANY OTHER AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD FILED BY HARLEY-DAVIDSON AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and shareholders may obtain copies of these documents and other documents filed with the SEC by Harley-Davidson free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Harley-Davidson are also available free of charge by accessing Harley-Davidson’s website at https://investor.harley-davidson.com.